Exhibit 99.1

CURO GROUP HOLDINGS CORP. RECEIVES
CONTINUED LISTING STANDARD NOTICE FROM THE NYSE

Chicago, Illinois – October 30, 2023– CURO Group Holdings Corp. (NYSE:CURO) today announced that on October 27, 2023, it received notice (the “Notice”) from the New York Stock Exchange (NYSE) that it is no longer in compliance with the NYSE continued listing standards set forth in Section 802.01C of the NYSE’s Listed Company Manual due to the fact that the average closing price of the Company’s common stock, par value $0.10 per share (the “Common Stock”), over the prior 30 consecutive trading days was below $1.00 per share.

The Notice does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission, and it does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

As required by the NYSE, the Company plans to notify the NYSE of its intent to cure the price deficiency and restore its compliance with Section 802.01C of the NYSE continued listing standards. The Company has a period of six months following the receipt of the Notice to regain compliance. As a result, the Company has until April 27, 2024 to regain compliance. If the Company determines that in order to cure the price condition it is necessary to take an action that requires shareholder approval, it must obtain shareholder approval by no later than its 2024 annual meeting and must implement the action promptly thereafter. To regain compliance, on the last trading day in any calendar month, the Common Stock must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 consecutive trading-day period ending on the last trading day of such month. If the Company is unable to regain compliance, the NYSE will initiate procedures to suspend and delist the Common Stock.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the cure period under the common stock trading symbol “CURO”, subject to the Company’s continued compliance with the other listing requirements of the NYSE. However, the common stock trading symbol will have an added designation of “.BC” to indicate that the status of the common stock is “below compliance” with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company regains compliance.

Cautionary Note Regarding Forward-Looking Statements
This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to regain compliance with the continued listing criteria of the NYSE within the available cure period; risks arising from the potential suspension of trading of our common stock on the NYSE; regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Any forward-looking statement made in this report speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(CURO-NWS)

Investor Relations:

Email: IR@curo.com

Source: CURO Group Holdings Corp.